FORM OF
AMENDMENT NO. 1 TO
LAUREATE RESOURCES & STEEL INDUSTRIES INC.
COMMON STOCK PURCHASE WARRANT “A-1”

THIS AMENDMENT NO. 1 TO THE COMMON STOCK PURCHASE WARRANT “A-1” (this “Amendment”) is made as of December 15, 2008, by and between LAUREATE RESOURCES & STEEL INDUSTRIES INC. (the “Company”) and ARIMATHEA LIMITED (“Arimathea”), or its registered assigns (the “Warrant Holder”).  The parties hereto herby agree, for value received, to amend that certain Common Stock Purchase Warrant “A-1,” issued as of May 22, 2008 (the “Warrant”), as set forth below.  Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Warrant.

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the original warrant number A-1 granted to the Warrant Holder;

WHEREAS, The Company and the Warrant Holder have agreed that the number of shares issuable upon exercise of the Warrant shall be revised to equal to five percent (5%) of the equity capital raised by the Company attributable to introductions made by Arimathea (“Arimathea Source Capital”) divided by the  exercise price of $.10 per share the (“Warrant Shares”);

WHEREAS, the original exercise price of $.10 shall remain effective with respect to exercise of the amended Warrant for the purchase of the Warrant Shares;

WHEREAS, the Warrant shall vest and become exercisable, in whole or in incremental parts, as and when the Arimathea Source Capital is received by the Company;

WHEREAS, the Company and the Warrant Holder desire to amend the term of the Warrant to three (3) years from the date of issuance of the Warrant.

NOW, THEREFORE:

1.           The Expiration Date of the Warrant is amended to mean May 22, 2011, and all references to the term “Expiration Date” in the Warrant shall mean May 22, 2011.

2.           Exhibit A to the Warrant shall be deleted in its entirety and replaced with the following:

EXHIBIT A

This Warrant shall vest and become exercisable in such number of shares of Company Common Stock as shall be equal to the quotient of (i) 5% of Arimathea Source Capital received by Company from sources introduced to the Company by the Warrant Holder, divided by (ii) the exercise price of $.10.  The Warrant shall vest and become exercisable, in whole or in incremental parts, as and when the Arimathea Source Capital is received by the Company.

3.           All other terms and conditions of the Warrant shall be and remain in full force and effect as therein written, except as expressly waived or modified by this Amendment.

4.           This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

5.           In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Warrant, the provisions of this Amendment shall govern and control to the extent of such conflict or inconsistency.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by the authorized officer as of the date first above stated and agreed by the Warrant Holder.

LAUREATE RESOURCES & STEEL INDUSTRIES INC., a Nevada corporation

By:
	Name:	Barbara Salz
	Title:	Corporate Secretary

WARRANT HOLDER:  ARIMATHEA LIMITED

By:
Name:
Title:

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